Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com
BRIXMOR PROPERTY GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS
NEW YORK, FEBRUARY 11, 2021 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three and twelve months ended December 31, 2020. For the three months ended December 31, 2020 and 2019, net income was $0.08 per diluted share and $0.21 per diluted share, respectively, and for the twelve months ended December 31, 2020 and 2019, net income was $0.41 per diluted share and $0.92 per diluted share, respectively.

Key highlights for the three months ended December 31, 2020 include:
•Rent collections continue to improve, with 92.7% of billed based rent for the three months ended December 31, 2020 collected (as of February 5, 2021)
◦Approximately 97% of the Company’s annualized base rent (“ABR”) is open and operating
◦See COVID-19 update below for additional information on rent collection levels
•Executed 1.4 million square feet of new and renewal leases, with rent spreads on comparable space of 8.0%, including 0.6 million square feet of new leases, with rent spreads on comparable space of 21.9%
•Realized total leased occupancy of 90.7%, anchor leased occupancy of 93.8% and small shop leased occupancy of 83.8%
◦Leased to billed occupancy spread of 290 basis points, representing $37.6 million of annualized base rent not yet commenced
•Reported a decrease in same property NOI of 6.4%, reflecting $11.2 million of revenues deemed uncollectible primarily related to COVID-19
•Reported NAREIT FFO of $99.7 million, or $0.33 per diluted share, reflecting $11.8 million of revenues deemed uncollectible and a $4.0 million reversal of straight-line rental income, net primarily related to COVID-19
◦NAREIT FFO included items that impact FFO comparability, including a loss on extinguishment of debt, net, as previously announced, litigation and other non-routine legal expenses, and transaction expenses of ($19.2) million, or ($0.06) per diluted share
•Stabilized $20.9 million of reinvestment projects at an average incremental NOI yield of 12%, with the in process reinvestment pipeline now totaling $402.6 million at an expected average incremental NOI yield of 10%
•Completed $42.0 million of dispositions
•Redeemed $316.8 million of Senior Notes due 2022

Key highlights for the twelve months ended December 31, 2020 include:
•Executed 6.2 million square feet of new and renewal leases, with rent spreads on comparable space of 7.3%, including 2.3 million square feet of new leases, with rent spreads on comparable space of 20.2%
•Reported a decrease in same property NOI of 5.4%, reflecting $64.3 million of revenues deemed uncollectible primarily related to COVID-19
•Reported NAREIT FFO of $437.8 million, or $1.47 per diluted share, reflecting $67.2 million of revenues deemed uncollectible and a $34.7 million reversal of straight-line rental income, net primarily related to COVID-19
◦NAREIT FFO included items that impact FFO comparability, including a loss on extinguishment of debt, net, litigation and other non-routine legal expenses, and transaction expenses of ($37.7) million, or ($0.13) per diluted share
•Stabilized $113.2 million of reinvestment projects at an average incremental NOI yield of 10%
•Completed $127.5 million of dispositions
•Issued $800.0 million of Senior Notes due 2030 and redeemed $500.0 million of Senior Notes Due 2022; increased total liquidity to $1.6 billion

i

450 Lexington Avenue : New York, NY 10017 : 800.468.7526
“The disruption of the last year has not only demonstrated the durability and resilience of our people, our portfolio and our business plan, it has accelerated many trends that will be tailwinds for our business,” commented James Taylor, Chief Executive Officer and President. “As we look ahead, we are encouraged by the strength of tenant demand to be in our well-located centers, the delivery of accretive reinvestments and our opportunities to drive additional value.”

COVID-19 UPDATE
•A summary of trends in billed base rent collected, rent deferrals and abatements and total addressed billed base rent follows:

(as of February 5, 2021)	Percent of 2Q20 Billed Base Rent Collected	Percent of 3Q20 Billed Base Rent Collected	Percent of 4Q20 Billed Base Rent Collected	Percent of 2Q20, 3Q20 and 4Q20 Billed Base Rent Collected	Percent of January 2021 Billed Base Rent Collected
Essential tenants	99.0%	99.0%	99.0%	99.0%	98.5%
Hybrid tenants	85.7%	89.4%	91.0%	88.7%	89.0%
Other retail / services	73.0%	83.0%	88.5%	81.4%	87.3%
Total	85.0%	90.0%	92.7%	89.2%	91.5%
Rent deferrals and abatements	9.4%	4.8%	2.2%	5.5%	1.2%
Total addressed billed base rent	94.4%	94.8%	94.9%	94.7%	92.7%
•All merchandise categories with the exception of fitness / sports and entertainment are greater than 95% open based on ABR
•Net reserves associated with base rent during the nine months ended December 31, 2020 represented 71.7% of accrued but uncollected base rent, comprised of net reserves representing 51.5% of rent deferrals (not lease modifications) and 88.2% of accrued but uncollected and unaddressed (under negotiation) base rent

FINANCIAL HIGHLIGHTS
Net Income
•For the three months ended December 31, 2020 and 2019, net income was $24.4 million, or $0.08 per diluted share, and $62.1 million, or $0.21 per diluted share, respectively.
•For the twelve months ended December 31, 2020 and 2019, net income was $121.2 million, or $0.41 per diluted share, and $274.8 million, or $0.92 per diluted share, respectively.

NAREIT FFO
•For the three months ended December 31, 2020 and 2019, NAREIT FFO was $99.7 million, or $0.33 per diluted share, and $142.1 million, or $0.47 per diluted share, respectively. Results for the three months ended December 31, 2020 and 2019 include items that impact FFO comparability, including a loss on extinguishment of debt, net, litigation and other non-routine legal expenses, and transaction expenses of ($19.2) million, or ($0.06) per diluted share, and ($0.9) million, or ($0.00) per diluted share, respectively.
◦During the three months ended December 31, 2020, the Company recognized $11.8 million of revenues deemed uncollectible and a $4.0 million reversal of straight-line rental income, net, primarily related to COVID-19.
•For the twelve months ended December 31, 2020 and 2019, NAREIT FFO was $437.8 million, or $1.47 per diluted share, and $572.9 million, or $1.91 per diluted share, respectively. Results for the twelve months ended December 31, 2020 and 2019 include items that impact FFO comparability, including a loss on extinguishment of debt, net, litigation and other non-routine legal expenses, and transaction expenses of ($37.7) million, or ($0.13) per diluted share, and ($3.8) million, or ($0.01) per diluted share, respectively.
◦During the twelve months ended December 31, 2020, the Company recognized $67.2 million of revenues deemed uncollectible and a $34.7 million reversal of straight-line rental income, net primarily related to COVID-19.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526
Same Property NOI Performance
•For the three months ended December 31, 2020, the Company reported a decrease in same property NOI of 6.4% versus the comparable 2019 period.
◦The Company recognized $11.2 million of revenues deemed uncollectible primarily related to COVID-19.
•For the twelve months ended December 31, 2020, the Company reported a decrease in same property NOI of 5.4% versus the comparable 2019 period.
◦The Company recognized $64.3 million of revenues deemed uncollectible primarily related to COVID-19.

Dividend
•The Company’s Board of Directors declared a quarterly cash dividend of $0.215 per common share (equivalent to $0.860 per annum) for the first quarter of 2021.
•The dividend is payable on April 15, 2021 to stockholders of record on April 5, 2021, representing an ex-dividend date of April 1, 2021.

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities
•During the three months ended December 31, 2020, the Company stabilized six value enhancing reinvestment projects with a total aggregate net cost of approximately $20.9 million at an average incremental NOI yield of 12% and added 12 new reinvestment projects to its in process pipeline. Projects added include five anchor space repositioning projects, five outparcel development projects and two redevelopment projects, with a total aggregate net estimated cost of approximately $45.3 million at an expected average incremental NOI yield of 12%.
•At December 31, 2020, the value enhancing reinvestment in process pipeline was comprised of 60 projects with an aggregate net estimated cost of approximately $402.6 million at an expected average incremental NOI yield of 10%. The in process pipeline includes 21 anchor space repositioning projects with an aggregate net estimated cost of approximately $82.4 million at an expected incremental NOI yield of 9 to 14%; 18 outparcel development projects with an aggregate net estimated cost of approximately $39.6 million at an expected average incremental NOI yield of 11%; and 21 redevelopment projects with an aggregate net estimated cost of approximately $280.7 million at an expected average incremental NOI yield of 9%.
•Due to COVID-19, there is inherent uncertainty as it relates to the Company’s reinvestment projects, specifically with respect to expected project scopes, expected stabilization dates and expected NOI yields.

Acquisitions
•During the twelve months ended December 31, 2020, the Company acquired land adjacent to two existing centers for a combined purchase price of $3.4 million.

Dispositions
•During the three months ended December 31, 2020, the Company generated approximately $42.0 million of gross proceeds on the disposition of two shopping centers, as well as three partial properties, comprised of 0.5 million square feet of gross leasable area.
•During the twelve months ended December 31, 2020, the Company generated approximately $127.5 million of gross proceeds on the disposition of ten shopping centers, as well as a land parcel and six partial properties, comprised of 1.6 million square feet of gross leasable area.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526
CAPITAL STRUCTURE
•During 2020, the Company’s Operating Partnership, Brixmor Operating Partnership LP (the “Operating Partnership”), issued $800.0 million aggregate principal amount of 4.05% Senior Notes due 2030 and utilized the net proceeds to repay $500.0 million of its 3.875% Senior Notes due 2022 and outstanding indebtedness under its Revolving Credit Facility and for general corporate purposes.
•At December 31, 2020, the Company had $1.6 billion of total liquidity, comprised of $370.1 million of cash, cash equivalents and restricted cash and $1.2 billion of availability under its Revolving Credit Facility. The Company has no debt maturities in 2021 and only $250.0 million of debt maturities in 2022.

GUIDANCE
•The Company expects 2021 NAREIT FFO per diluted share of $1.56 – 1.70 and same property NOI growth of (1.0) – 3.0%.
•Expectations for 2021 NAREIT FFO:
◦Do reflect prospective 2021 transaction activity
◦Do not contemplate any tenants moving to or from a cash basis of accounting, either of which may result in significant volatility in straight-line rental income
◦Do not include any items that impact FFO comparability, including loss on debt extinguishment, litigation and other non-routine legal expenses, and transaction expenses, or any one-time items
•The following table provides a reconciliation of the range of the Company’s 2021 estimated net income attributable to common stockholders to NAREIT FFO:

(Unaudited, dollars in millions, except per share amounts)	2021E	2021E Per Diluted Share
Net income attributable to common stockholders	$148 - $190	$0.50 - $0.64
Depreciation and amortization	316	1.06
NAREIT FFO	$464 - $506	$1.56 - $1.70

CONNECT WITH BRIXMOR
•For additional information, please visit www.brixmor.com;
•Follow Brixmor on:
◦Twitter at https://twitter.com/Brixmor
◦Facebook at https://www.facebook.com/Brixmor
◦Instagram at https://www.instagram.com/brixmorpropertygroup
◦YouTube at https://www.youtube.com/user/Brixmor; and
•Find Brixmor on LinkedIn at www.linkedin.com/company/brixmor.

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Friday, February 12, 2021 at 10:00 AM ET. To participate, please dial 877.705.6003 (domestic) or 201.493.6725 (international) within 15 minutes of the scheduled start of the call. The teleconference can also be accessed via a live webcast at www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on February 26, 2021 by dialing 844.512.2921 (domestic) or 412.317.6671 (international) (Passcode: 13713549) or via the web through February 12, 2022 at www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at www.brixmor.com in the Investors section. These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

NON-GAAP PERFORMANCE MEASURES
The Company presents the non-GAAP performance measures set forth below. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company’s computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of these non-GAAP performance measures to net income is presented in the attached table.

NAREIT FFO
NAREIT FFO is a supplemental, non-GAAP performance measure utilized to evaluate the operating and financial performance of real estate companies. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss), calculated in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis. Considering the nature of its business as a real estate owner and operator, the Company believes that NAREIT FFO is useful to investors in measuring its operating and financial performance because the definition excludes items included in net income that do not relate to or are not indicative of the Company’s operating and financial performance, such as depreciation and amortization related to real estate, and items which can make periodic and peer analyses of operating and financial performance more difficult, such as gains and losses from the sale of certain real estate assets and impairment write-downs of certain real estate assets.

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods and excluding properties under development and completed new development properties which have been stabilized for less than one year) as total property revenues (base rent, expense reimbursements, adjustments for revenues deemed uncollectible, ancillary and other rental income, percentage rents and other revenues) less direct property operating expenses (operating costs and real estate taxes). Same property NOI excludes (i) corporate level expenses (including general and administrative), (ii) lease termination fees, (iii) straight-line rental income, net, (iv) accretion of above- and below-market leases and tenant inducements, net, (v) straight-line ground rent expense, and (vi) income / expense associated with the Company’s captive insurance company. Considering the nature of its business as a real estate owner and operator, the Company believes that same property NOI is useful to investors in measuring the operating performance of its property portfolio because the definition excludes various items included in net income that do not relate to, or are not indicative of, the operating performance of the Company’s properties, such as depreciation and amortization and corporate level expenses (including general and administrative), and because it eliminates disparities in NOI due to the acquisition or disposition of properties or the stabilization of completed new development properties during the period presented and therefore provides a more consistent metric for comparing the operating performance of the Company's real estate between periods.

v

450 Lexington Avenue : New York, NY 10017 : 800.468.7526
ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 393 retail centers comprise approximately 69 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor’s vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to approximately 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets, Wal-Mart, Ross Stores and L.A. Fitness.

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the “Investors” page of its website at www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Currently, one of the most significant factors that could cause actual outcomes to differ materially from forward-looking statements is the adverse effect of the current pandemic of the novel coronavirus, or COVID-19, or any mutations thereof, on the financial condition, operating results and cash flows of the Company, the Company’s tenants, the real estate market, the global economy and the financial markets. The COVID-19 pandemic has impacted us and our tenants significantly, and the extent that it continues to impact the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the speed and effectiveness of vaccine and treatment developments and deployment, potential mutations of COVID-19, including SARS-CoV-2 and the response thereto, the direct and indirect economic effects of the pandemic and containment measures, and the potential for changes in consumer behavior to be sustained, among others. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
###

CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	12/31/20	12/31/19
Assets
Real estate
Land	$1,740,263	$1,767,029
Buildings and tenant improvements	7,714,105	7,593,444
Construction in progress	142,745	148,163
Lease intangibles	566,448	614,964
	10,163,561	10,123,600
Accumulated depreciation and amortization	(2,659,448)	(2,481,250)
Real estate, net	7,504,113	7,642,350
Cash and cash equivalents	368,675	19,097
Restricted cash	1,412	2,426
Marketable securities	19,548	18,054
Receivables, net	240,323	234,246
Deferred charges and prepaid expenses, net	139,260	143,973
Real estate assets held for sale	18,014	22,171
Other assets	50,802	60,179
Total assets	$8,342,147	$8,142,496

Liabilities
Debt obligations, net	$5,167,330	$4,861,185
Accounts payable, accrued expenses and other liabilities	494,116	537,454
Total liabilities	5,661,446	5,398,639

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
305,621,403 and 305,334,144 shares issued and 296,494,411 and 297,857,267
shares outstanding	2,965	2,979
Additional paid-in capital	3,213,990	3,230,625
Accumulated other comprehensive loss	(28,058)	(9,543)
Distributions in excess of net income	(508,196)	(480,204)
Total equity	2,680,701	2,743,857
Total liabilities and equity	$8,342,147	$8,142,496

vii

CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Twelve Months Ended
	12/31/20	12/31/19	12/31/20	12/31/19
Revenues
Rental income	$269,308	$292,955	$1,050,943	$1,166,379
Other revenues	102	194	2,323	1,879
Total revenues	269,410	293,149	1,053,266	1,168,258

Operating expenses
Operating costs	31,392	34,738	111,678	124,876
Real estate taxes	42,147	40,785	168,943	170,988
Depreciation and amortization	84,249	82,606	335,583	332,431
Impairment of real estate assets	3,245	6,934	19,551	24,402
General and administrative	23,499	27,141	98,280	102,309
Total operating expenses	184,532	192,204	734,035	755,006

Other income (expense)
Dividends and interest	147	124	482	699
Interest expense	(51,791)	(46,936)	(199,988)	(189,775)
Gain on sale of real estate assets	11,281	8,501	34,499	54,767
Loss on extinguishment of debt, net	(17,611)	—	(28,052)	(1,620)
Other	(2,500)	(575)	(4,999)	(2,550)
Total other expense	(60,474)	(38,886)	(198,058)	(138,479)

Net income	$24,404	$62,059	$121,173	$274,773

Net income per common share:
Basic	$0.08	$0.21	$0.41	$0.92
Diluted	$0.08	$0.21	$0.41	$0.92
Weighted average shares:
Basic	296,661	298,062	296,972	298,229
Diluted	297,623	299,367	297,899	299,334

viii

FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Twelve Months Ended
	12/31/20	12/31/19	12/31/20	12/31/19

Net income	$24,404	$62,059	$121,173	$274,773
Depreciation and amortization related to real estate	83,284	81,647	331,558	328,534
Gain on sale of real estate assets	(11,281)	(8,501)	(34,499)	(54,767)
Impairment of real estate assets	3,245	6,934	19,551	24,402
NAREIT FFO	$99,652	$142,139	$437,783	$572,942

NAREIT FFO per diluted share	$0.33	$0.47	$1.47	$1.91
Weighted average diluted shares outstanding	297,623	299,367	297,899	299,334

Items that impact FFO comparability
Loss on extinguishment of debt, net	$(17,611)	$—	$(28,052)	$(1,620)
Litigation and other non-routine legal expenses	(1,582)	(848)	(8,977)	(2,005)
Transaction expenses	(47)	(96)	(635)	(223)
Total items that impact FFO comparability	$(19,240)	$(944)	$(37,664)	$(3,848)
Items that impact FFO comparability, net per share	$(0.06)	$(0.00)	$(0.13)	$(0.01)

Additional Disclosures
Straight-line rental income, net (1)	$(325)	$5,376	$(11,858)	$23,427
Accretion of above- and below-market leases and tenant inducements, net	3,272	3,839	13,074	15,230
Straight-line ground rent expense (2)	(46)	(33)	(151)	(127)

Dividends declared per share	$0.215	$0.285	$0.500	$1.125
Dividends declared	$63,746	$84,889	$148,234	$335,119
Dividend payout ratio (as % of NAREIT FFO)	64.0%	59.7%	33.9%	58.5%

(1) Includes straight-line rental income reversals of $4.0 million and $34.7 million for the three and twelve months ended December 31, 2020, respectively.
(2) Straight-line ground rent expense is included in Operating costs on the Consolidated Statements of Operations.

ix

SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended			Twelve Months Ended
	12/31/20	12/31/19	Change	12/31/20	12/31/19	Change
Same Property NOI Analysis
Number of properties	388	388	—	384	384	—
Percent billed	88.0%	89.4%	(1.4)%	88.1%	89.7%	(1.6)%
Percent leased	90.8%	92.6%	(1.8)%	91.0%	92.9%	(1.9)%

Revenues
Base rent	$203,955	$206,992		$814,242	$803,851
Expense reimbursements	63,152	64,442		243,599	244,630
Revenues deemed uncollectible	(11,157)	(2,882)		(64,279)	(9,652)
Ancillary and other rental income / Other revenues	4,669	4,662		18,542	18,112
Percentage rents	590	1,409		4,143	7,335
	261,209	274,623	(4.9)%	1,016,247	1,064,276	(4.5)%
Operating expenses
Operating costs	(32,012)	(34,713)		(110,317)	(118,008)
Real estate taxes	(41,367)	(39,281)		(163,019)	(161,116)
	(73,379)	(73,994)	(0.8)%	(273,336)	(279,124)	(2.1)%
Same property NOI	$187,830	$200,629	(6.4)%	$742,911	$785,152	(5.4)%

NOI margin	71.9%	73.1%		73.1%	73.8%
Expense recovery ratio	86.1%	87.1%		89.1%	87.6%

Percent Contribution to Same Property NOI Performance:
	Change	Percent Contribution		Change	Percent Contribution
Base rent - excluding COVID-19 rent deferrals (lease modifications) and rent abatements	$(682)	(0.3)%		$17,459	2.2%
Base rent - COVID-19 rent deferrals (lease modifications) and rent abatements	(2,355)	(1.2)%		(7,068)	(0.9)%
Revenues deemed uncollectible	(8,275)	(4.2)%		(54,627)	(7.0)%
Net recoveries	(675)	(0.3)%		4,757	0.6%
Ancillary and other rental income / Other revenues	7	0.0%		430	0.1%
Percentage rents	(819)	(0.4)%		(3,192)	(0.4)%
		(6.4)%			(5.4)%

Reconciliation of Net Income to Same Property NOI
Same property NOI	$187,830	$200,629		$742,911	$785,152
Adjustments:
Non-same property NOI	3,430	7,207		22,431	45,398
Lease termination fees	1,710	608		6,238	3,314
Straight-line rental income, net	(325)	5,376		(11,858)	23,427
Accretion of above- and below-market leases and tenant inducements, net	3,272	3,839		13,074	15,230
Straight-line ground rent expense	(46)	(33)		(151)	(127)
Depreciation and amortization	(84,249)	(82,606)		(335,583)	(332,431)
Impairment of real estate assets	(3,245)	(6,934)		(19,551)	(24,402)
General and administrative	(23,499)	(27,141)		(98,280)	(102,309)
Total other expense	(60,474)	(38,886)		(198,058)	(138,479)
Net income	$24,404	$62,059		$121,173	$274,773

x